EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Registration Statement on Form S-3, which will be filed by Ampal-American Israel Corporation in February 2007, and to the use therein, of our report dated March 6, 2006 with respect to the financial statements of Carmel Container Systems Ltd. included in the Ampal American Israel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

Kost Forer Gabbay & Kasierer Member of Ernst & Young Global

Haifa ,Israel
February 22, 2007